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                                                  EXHIBIT 24.01

                                  POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, a Director of Ceridian Corporation (the "Company"), a Delaware corporation, do hereby make, nominate and appoint JOHN R. EICKHOFF AND JOHN A. HAVEMAN, and each of them, to be my attorney in fact for thirteen months from the date hereof, with full power and authority to sign his name on registration statements on Form S-8 and any amendments thereto relating to the Company's
     (i) 1993 Long-Term Incentive Plan (Registration No. 33-49601); (ii) 1993 Non-Employee Director Stock Plan (Registration No. 33-49601); (iii) 1990 Long-Term Incentive Plan (Registration No. 33-34035); (iv) 1980 Stock Option Plan (Registration Nos. 2-97570 and 2-67753); (v) Personal Investment Plan (Registration Nos. 33-15920, 2-81865 and 2-93345); and (vi) ETA Systems, Incorporated 1983 Stock Option Plan (Registration No. 33-26839); provided that any registration statement or amendment in final form is first reviewed by my attorney in fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed the registration statement and/or amendment.

          IN WITNESS WHEREOF, I have signed this Power of Attorney as of February 3, 1994.


     /s/Lawrence Perlman
     LAWRENCE PERLMAN

     /s/Ruth M. Davis
     RUTH M. DAVIS

     /s/Allen W. Dawson
     ALLEN W. DAWSON

     /s/Ronald James
     RONALD JAMES

     /s/Richard G. Lareau
     RICHARD G. LAREAU

     /s/Charles Marshall
     CHARLES MARSHALL

     /s/Richard W. Vieser
     RICHARD W. VIESER

     /s/Paul S. Walsh
     PAUL S. WALSH